November 18, 2004                                For more information:
                                                 Susan Datz Edelman
FOR IMMEDIATE RELEASE                            Director, Stockholder Relations
---------------------                            (904) 346-1506
                                                 sedelman@steinmart.com

       STEIN MART, INC. REPORTS 3Q AND YEAR-TO-DATE 2004 FINANCIAL RESULTS

JACKSONVILLE, FL - Stein Mart, Inc. (Nasdaq: SMRT) today announced financial results for its third quarter and nine months ended October 30, 2004.

For the third quarter of 2004, the Company reported a net loss of $(2.0) million or $(0.05) per diluted share, as compared to a net loss of $(10.4) million or $(0.25) per diluted share in the third quarter of 2003. Net sales for the third quarter were $330.4 million, a 5.4% increase over the $313.6 million in sales during the same period last year. Comparable store sales increased 6.6% from the third quarter of 2003 to the third quarter of 2004. Gross profit increased to $76.5 million, or 23.2% of net sales in the third quarter of 2004 compared to $73.4 million, or 23.4% of sales during the same period of 2003. Selling, general and administrative (SG&A) costs were $83.2 million or 25.2% of sales as compared to $92.4 million or 29.5% of sales during the prior year's third quarter. Included in SG&A is $1.1 million for store closing and asset impairment charges in the third quarter of 2004 as compared to $7.7 million in the third quarter of 2003.

The improvement in year-over-year performance was attributed to:
    o   A 6.6 percent increase in  comparable  store sales,  leveraging  of SG&A and  occupancy  expenses as  a result of  the higher sales  volume,  and reduced store closing and impairment charges
    o   An  increase  in  gross  profit  dollars;  however,  gross  profit  as a
        percent  of  sales  was   negatively  affected  by  increased  markdowns
        necessary to reach targeted levels of inventory freshness
    o   The  closure of  16 stores  during  2003  and seven  stores in the first nine  months  of 2004.  Those  stores  had  operating  losses  of $(1.3)
        million or $(0.02) per  share in the  third  quarter of 2004 and $(10.2)
        million or  $(0.15)  per share  in the  third  quarter of 2003.  For the first nine months, those  stores  had operating losses of $(3.5) million or $(0.05) per share  this  year compared to $(21.6)  million or $(0.32)
        per share last year.

For the first nine months of 2004, the Company earned $15.1 million or $0.36 per diluted share, as compared to a net loss of $(11.7) million or $(0.28) per diluted share in the first nine months of 2003. Net sales for the first nine months were $1,014.7 million, a 7.6% increase over the $942.7 million in sales during the same period last year. Comparable store sales increased 9.6% from the first nine months of 2003 to the first nine months of 2004. Gross profit increased to $259.8 million, or 25.6% of net sales in the first nine months of 2004 compared to $227.4 million, or 24.1% of sales during the same period of 2003. Selling, general and administrative costs were $245.7 million or 24.2% of sales as compared to $253.8 million or 26.9% of sales during the prior year's first nine months. Included in SG&A is $1.5 million for store closing and asset impairment charges in the first nine months of 2004 as compared to $10.4 million in the same period last year.

"Our sales were driven by an enthusiastic response to new fall merchandise and to the colorful assortments which have resonated with customers all year," said
Michael D. Fisher,  president and chief  executive  officer of Stein Mart,  Inc.
"Although markdowns had to be increased post-hurricanes to achieve our stricter inventory targets for in-season merchandise, that effort resulted in much cleaner inventory levels for featuring new fall and holiday fashion going forward."

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Store Network
During the third quarter of 2004, Stein Mart opened four new stores (Omaha,  NE;
Philadelphia,  PA; La Quinta, CA; and Jackson, MS), closed one store (Sandy, UT)
and  relocated  one  store  (Overland  Park,  KS).  One store in  Stuart,  FL is currently  closed because of hurricane  damage but is expected to re-open in the fourth  quarter.  At the end of the third  quarter,  the  Company  operated  259 locations as compared to 264 at the same time last year.  Currently,  242 stores that account for  approximately 95% of sales are considered  "comparable,"  i.e.
open for at least the entire prior fiscal year.

Since the end of the third quarter, Stein Mart has completed its store opening activity for 2004. A third location in Philadelphia opened and a store in Indianapolis, IN was relocated. For the full year, Stein Mart opened seven new stores, relocated two others into more advantageous properties within their markets, and closed seven locations. At year-end, the Company expects to have 261 stores in operation, including the aforementioned Stuart, FL store.

For 2005, the Company plans to open approximately 15 new stores.

Promotional Strategy
During the fourth quarter, management will continue to focus advertising dollars on television and color fashion inserts. Because there is significantly less clearance merchandise in the stores, the level of shopping pass activity
(percent discounts given on sale and clearance goods) is expected to be substantially less than it was in the pre-holiday months last year.

Fourth Quarter Earnings Guidance
For the fourth quarter,  management  expects  comparable store sales to increase
3-5 percent in each of the three months, with more opportunity in November and December than January. If those sales assumptions are realized, the Company would expect to earn $0.40 to $0.43 in the fourth quarter of 2004 as compared to $0.33 per share in the fourth quarter of 2003. Based on those expectations, the Company would expect to earn $0.76 to $0.79 per diluted share for the year, as compared to earnings of $0.05 in 2003.

Conference call
The Company will host a conference call with management to discuss these results at 10:30  a.m.  Eastern  Time today  (November  18) and may be  accessed  by all interested parties at www.steinmart.com.
                      -----------------
About Stein Mart
Stein Mart's 260 stores offer the fashion merchandise,  service and presentation of a better department or specialty store, at prices  competitive with off-price retail  chains.  Currently with  locations  from  California to New York,  Stein
Mart's  focused   assortment  of  merchandise   features  moderate  to  designer
brand-name  apparel for women,  men and young children,  as well as accessories, gifts, linens and shoes.

SAFE HARBOR  STATEMENT>>>>>>>Except for historical information contained herein, the statements in this release may be forward-looking,  and are made pursuant to the safe harbor  provisions of the Private  Securities  Litigation Reform Act of
1995.  The  Company  does not  assume  any  obligation  to update or revise  any forward-looking  statements  even if experience or future  changes make it clear
that   projected   results   expressed   or  implied   will  not  be   realized.
Forward-looking  statements  involve known and unknown  risks and  uncertainties that may  cause  Stein  Mart's  actual  results  in  future  periods  to  differ materially from forecasted or expected results. Those risks include, but are not limited to, on-going competition from other retailers, availability of new store sites at acceptable lease terms, ability to successfully implement strategies to exit or  improve  under-performing  stores,  changing  preferences  in  apparel, changes in consumer  spending  due to current  events  and/or  general  economic conditions,  the  effectiveness  of new  advertising,  marketing and promotional strategies,  adequate sources of merchandise at acceptable  prices and the other risks and  uncertainties  described in the Company's filings with the Securities and Exchange Commission.

                                       ###
Additional information about Stein Mart, Inc. can be found at www.steinmart.com.

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


                                Stein Mart, Inc.
                                 Balance Sheets
                                 (In thousands)

                                                                 October 30,      January 31,      November 1,
                                                                    2004             2004             2003
                                                               --------------   --------------   --------------
ASSETS                                                           (Unaudited)                       (Unaudited)
Current assets:
Cash and cash equivalents                                          $ 35,146         $ 11,965         $ 13,555
Trade and other receivables                                           3,934            4,227            9,359
Inventories                                                         322,664          283,379          365,494
Prepaid expenses and other current assets                            14,962            6,227           10,115
                                                               --------------   --------------   --------------
     Total current assets                                           376,706          305,798          398,523

Property and equipment, net                                          79,655           76,934           81,541
Other assets                                                         10,724           10,297           10,091
                                                               --------------   --------------   --------------
     Total assets                                                  $467,085         $393,029         $490,155
                                                               ==============   ==============   ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                   $129,191         $ 59,046         $123,206
Accrued liabilities                                                  69,437           60,715           58,898
                                                               --------------   --------------   --------------
     Total current liabilities                                      198,628          119,761          182,104

Notes payable to banks                                                  -             24,962           74,968
Other liabilities                                                    20,114           20,628           21,151
                                                               --------------   --------------   --------------
     Total liabilities                                              218,742          165,351          278,223

COMMITMENTS AND CONTINGENCIES
Stockholders' equity:
Preferred stock - $.01 par value; 1,000,000 shares
 authorized; no shares outstanding
Common stock - $.01 par value; 100,000,000 shares
 authorized; 42,494,654, 41,993,529 and 41,729,713
 shares issued and outstanding, respectively                            425              420              417
Paid-in capital                                                       8,865            3,196            1,374
Unearned compensation                                                  (454)            (309)            (370)
Retained earnings                                                   239,507          224,371          210,511
                                                               --------------   --------------   --------------
     Total stockholders' equity                                     248,343          227,678          211,932
                                                               --------------   --------------   --------------
     Total liabilities and stockholders' equity                    $467,085         $393,029         $490,155
                                                               ==============   ==============   ==============

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


                                Stein Mart, Inc.
                            Statements of Operations
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                                        13 Weeks Ended                    39 Weeks Ended
                                                               -------------------------------   -------------------------------
                                                                 October 30,      November 1,      October 30,      November 1,
                                                                    2004             2003             2004             2003
                                                               --------------   --------------   --------------   --------------
Net sales                                                          $330,432         $313,559       $1,014,664         $942,713

Cost of merchandise sold                                            253,920          240,139          754,880          715,327
                                                               --------------   --------------   --------------   --------------
Gross profit                                                         76,512           73,420          259,784          227,386

Selling, general and administrative expenses                         83,192           92,385          245,740          253,800

Other income, net                                                     3,293            3,275           10,460            9,959
                                                               --------------   --------------   --------------   --------------
Income (loss) from operations                                        (3,387)         (15,690)          24,504          (16,455)

Interest income                                                         108              -                181              -

Interest expense                                                        -               (421)             (39)          (1,313)
                                                               --------------   --------------   --------------   --------------
Income (loss) from continuing operations before
    income taxes                                                     (3,279)         (16,111)          24,646          (17,768)

Income tax benefit (provision)                                        1,246            6,122           (9,365)           6,752
                                                               --------------   --------------   --------------   --------------
Income (loss) from continuing operations                             (2,033)          (9,989)          15,281          (11,016)

Loss from discontinued operations, net of tax benefit                   -               (410)            (145)            (643)
                                                               --------------   --------------   --------------   --------------
Net income (loss)                                                  $ (2,033)        $(10,399)      $   15,136         $(11,659)
                                                               ==============   ==============   ==============   ==============

Basic income (loss) per share:
Continuing operations                                                $(0.05)          $(0.24)           $0.36           $(0.26)
Discontinued operations                                                 -              (0.01)             -              (0.02)
                                                               --------------   --------------   --------------   --------------
Total                                                                $(0.05)          $(0.25)           $0.36           $(0.28)
                                                               ==============   ==============   ==============   ==============

Diluted income (loss) per share:
Continuing operations                                                $(0.05)          $(0.24)           $0.36           $(0.26)
Discontinued operations                                                 -              (0.01)             -              (0.02)
                                                               --------------   --------------   --------------   --------------
Total                                                                $(0.05)          $(0.25)           $0.36           $(0.28)
                                                               ==============   ==============   ==============   ==============

Weighted-average shares outstanding - Basic                          42,394           41,658           42,181           41,615
                                                               ==============   ==============   ==============   ==============
Weighted-average shares outstanding -Diluted                         42,394           41,658           42,578           41,615
                                                               ==============   ==============   ==============   ==============

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